UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reports): May 30, 2018

Dominion Energy, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (804) 819-2000

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 30, 2018, Dominion Energy, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with BNP Paribas Securities Corp. and Scotia Capital (USA) Inc., as Representatives for the underwriters named in the Underwriting Agreement, for the sale of $300,000,000 aggregate principal amount of the Company’s 2018 Series B 4.25% Senior Notes due 2028 (the Senior Notes). The Senior Notes are Senior Debt Securities that were registered by the Company under Rule 415 under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3, which became effective on June 30, 2017 (File No. 333-219088). A copy of the Underwriting Agreement, including exhibits thereto, is filed as Exhibit 1.1 to this Form 8-K.

The Senior Notes will be issued under the Fifteenth Supplemental Indenture, dated as of June 1, 2018 (the Fifteenth Supplemental Indenture), to the Company’s June 1, 2015 Senior Indenture (the Senior Indenture). The Fifteenth Supplemental Indenture is filed as Exhibit 4.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibits

1.1	Underwriting Agreement, dated May 30, 2018, among the Company and BNP Paribas Securities Corp. and Scotia Capital (USA) Inc., as Representatives for the underwriters named in the Underwriting Agreement.*

4.1	Senior Indenture, dated June 1, 2015, by and between the Company and Deutsche Bank Trust Company Americas, as Trustee (Exhibit 4.1, Form 8-K filed June 15, 2015, File No. 1-8489, incorporated by reference).

4.2	Fifteenth Supplemental Indenture to the Senior Indenture, dated June 1, 2018, pursuant to which the 2018 Series B 4.25% Senior Notes due 2028 will be issued. The form of the 2018 Series B 4.25% Senior Notes due 2028 is included as Exhibit A to the Fifteenth Supplemental Indenture.*

5.1	Opinion of McGuireWoods LLP.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

/s/ James R. Chapman
Name: James R. Chapman
Title: Senior Vice President – Mergers & Acquisitions and Treasurer

Date: June 5, 2018